EX – 10.10

DDi CAPITAL CORP.,

as Issuer

and

WILMINGTON TRUST COMPANY,

as Trustee

First Supplemental Indenture

Dated as of February 24, 2004

Supplementing that certain

Indenture

Dated as of December 12, 2003

Amending certain provisions relating to the delivery of

certain financial information

16% Senior Accreting Notes due 2009

This FIRST SUPPLEMENTAL INDENTURE, dated as of February 24, 2004 (the “First Supplemental Indenture”), between DDi Capital Corp., a California corporation (together with its permitted successors and assigns, “DDi Capital”), and WILMINGTON TRUST COMPANY, a Delaware banking corporation and trust company, as trustee (together with its successors, the “Trustee”).

WITNESSETH:

WHEREAS, DDi Capital has heretofore executed and delivered to the Trustee an Indenture dated as of December 12, 2003 (the “Original Indenture” and, together with this First Supplemental Indenture, the “Indenture”) providing for the issuance by DDi Capital of $17,656,000 aggregate principal amount of its 16% Senior Accreting Notes due 2009 (the “Senior Notes”) in accordance with the terms and conditions of the Indenture;

WHEREAS, Section 902 of the Indenture provides that DDi Capital and the Trustee, with the consent of Holders of at least a majority in Accreted Value of the Senior Notes, may amend the Indenture;

WHEREAS, pursuant to Section 904 of the Indenture, the provisions set forth in this First Supplemental Indenture shall modify and amend certain provisions of the Indenture and form a part of the Indenture;

WHEREAS, DDi Capital has heretofore delivered or is delivering contemporaneously herewith an Officer’s Certificate and an Opinion of Counsel each stating that the execution and delivery of this First Supplemental Indenture comply with the provisions of Article IX of the Indenture, and that all conditions precedent provided for in the Indenture to the execution and delivery of this First Supplemental Indenture have been complied with;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

ARTICLE ONE. DEFINITIONS

SECTION 101. Definitions. Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein.

ARTICLE TWO. AMENDMENTS

SECTION 201. Amendment to Section 1014(a). Section 1014(a) of the Indenture shall be deleted in its entirety and substituted with the following therefor:

“Notwithstanding that DDi Capital may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, DDi Capital will, within 15 days after DDi Capital is or would be required to file the same with the SEC, provide the Trustee and the holders of the Senior Notes with the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Section 13 or 15(d) of the Exchange Act as if DDi Capital were subject to the reporting requirements of Section 13 and 15(d) of the Exchange Act, provided, that such reports need not be audited by an independent certified public accountant so long as the chief financial officers of DDi Capital and DDi Corp. certify such reports and such reports otherwise satisfy the reporting requirements of Section 13 or 15(d) of the Exchange Act. Without limiting the foregoing, so long as any Senior Notes are outstanding, DDI Capital shall furnish to the holders of the Senior Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if DDI Capital were required to file such form (but excluding any audit information required to be provided by independent certified public accountants so long as the chief financial officers of DDi Capital and DDi Corp. certify such information and such information otherwise complies with the requirements of Forms 10-Q and 10-K, as applicable) and (ii) such other reports containing substantially the same information required to be contained in a Form 8-K, in each case within 15 days of the end of the applicable period.”

ARTICLE THREE. MISCELLANEOUS

SECTION 301. Reference to and Effect on the Indenture. This Supplemental Indenture shall be construed as supplemental to the Indenture and all the terms and conditions of this Supplemental Indenture shall be deemed to be part of the terms and conditions of the Indenture. Except as set forth herein, the Indenture heretofore executed and delivered is hereby ratified, approved and confirmed. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act, and shall, to the extent applicable, be governed by such provisions.

SECTION 302. Supplemental Indenture May be Executed in Counterparts. This instrument may be executed in any number of counterparts, each which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 303. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 304. Separability. In case any one or more of the provisions contained in this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provisions of this Supplemental Indenture or of the Indenture, but this Supplemental Indenture and the Indenture shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

SECTION 305. Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

DDi CAPITAL CORP.

By:	/S/ TIMOTHY DONNELLY
Name:	Timothy J. Donnelly
Title:	Vice President

WILMINGTON TRUST COMPANY,
as Trustee

By:	/S/ MICHAEL G. OILER, JR.
Name:	Michael G. Oiler, Jr.
Title:	Senior Financial Services Officer